EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

Trimble Navigation Australia Pty Limited	Australia

Meridian Project Systems Pty Ltd.	Australia

Spectra Precision Pty Ltd.	Australia

Quantm Pty Ltd.	Australia

Trimble Belgium BVBA	Belgium

Geoline, Inc.	USA

Jamestown Manufacturing Corporation	USA

Pacific Crest Corporation	USA

Trimble Export Limited	USA

Trimble IP General Corporation	USA

Trimble IP Limited Corporation	USA

Trimble Military and Advanced Systems, Inc.	USA

Trimble Navigation International Limited	USA

Meridian Project Systems, Inc.	USA

SECO Manufacturing Company, Inc.	USA

Apache Technologies, Inc.	USA

Advanced Public Safety, Inc.	USA

Applanix LLC	USA

Tripod Data Systems, Inc.	USA

XYZ Solutions, Inc.	USA

Geo-3D, Inc.	Canada

0807381 B.C. Ltd.	Canada

Applanix Corporation	Canada

MPS Development, Inc.	Canada

Trimble Canada Ltd.	Canada

Trimble Exchangeco Limited	Canada

Trimble Holdings Company	Canada

VS Visual Statement, Inc.	Canada

Trimble Chile Comercial Limitada	Chile

Eleven Technology (SIP) Co. Ltd.	China

Trimble Electronic Products (Shanghai) Co. Ltd.	China

Trimble Technology Development (Shanghai) Co. Ltd.	China

Quantm Qinzheng (Beijing) Technology Co., Ltd.	China

Trimble Middle East WLL	Egypt

Laser Jean Christophe (LJC) SAS	France

Mensi, S.A.	France

Trimble France S.A.S.	France

Apache Technologies Europe GmbH	Germany

GeoNav GmbH	Germany

HHK Datentechnik GmbH	Germany

Ingenieurburo Breining GmbH	Germany

Inpho GmbH	Germany

Meridian Project Systems Europe GmbH	Germany

Trimble GmbH	Germany

Trimble Holdings GmbH	Germany

Trimble Jena	Germany

Trimble Kaiserslautern GmbH	Germany

Trimble TerraSat GmbH	Germany

Topographische Systemdaten GmbH	Germany

@Road Software India Pvt. Ltd.	India

Trimble Navigation India Private Limited	India

Trimble Italia SRL	Italy

Trimble Japan K.K.	Japan

Geode SECO S. de R.L. de C.V.	Mexico

Trimble Mexico S. de R.L.	Mexico

Trimble Europe B.V.	Netherlands

TNL Technology Holdings C.V.	Netherlands

Trimble Navigation New Zealand Limited	New Zealand

Trimble Navigation Singapore PTE Limited	Singapore

Optron Geomatics (Proprietary) Ltd.	South Africa

Geotronics Southern Europe S.L.	Spain

Trimble International Holdings S.L.	Spain

Trimble Navigation Iberica S.L.	Spain

Trimble A.B.	Sweden

Trimble Sweden A.B.	Sweden

Trimble (Thailand) Co., Ltd.	Thailand

Trimble MRM Ltd.	United Kingdom

Trimble Navigation Europe Limited	United Kingdom

Trimble UK Limited	United Kingdom